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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         The computation of the weighted average number of shares for the
Company is comprised of the following:
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                                                              Three Months Ended
                                                                   March 31,
                                          Number       ---------------------------------
                          Date          of Shares            1998              1997
                     -------------------------------------------------------------------
Balance carried        01-Jan-96          4,375,000          4,375,000        4,375,000
forward
Stock issued           01-Apr-97          3,350,000          3,350,000
                       22-Jul-97              5,000              5,000
                       13-Nov-97            146,949            146,949

Conversion of
Series A Preferred                        1,875,000          1,875,000        1,875,000

Less Treasury stock    07-Jul-97           (50,000)           (50,000)

Less escrow shares                        (498,285)          (498,285)         (498,285
                                                       ---------------------------------

Total                                                        9,203,664        5,751,715
                                                       =================================

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